UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 9, 2022

INDOOR HARVEST CORP.

(Exact name of registrant as specified in its charter)

Texas	000-55594	45-5577364
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7401 W. Slaughter Lane #5078, Austin, Texas	78739
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	512-309-1776

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 11, 2022, Benjamin Rote was appointed to the role of Chief Operating Officer of the Company. Mr. Rote previously served as the Company’s Chief Investment Officer. Mr. Rote will not be replaced in that role .There will be no change to Mr. Rote’s employment agreement with the Company.

Item 7.01 Regulation FD Disclosure.

Indoor Harvest, Corp. (the “Company”) prepared an investor presentation containing certain information and financial highlights. Representatives of the Company intend to present some of or all of this information to current and prospective investors at various meetings. A copy of the investor presentation is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Indoor Harvest, and our other registered or common law trademarks, service marks, or trade names appearing in this Form 8-K are the property of Indoor Harvest, Corp. Other trademarks, service marks, or trade names appearing in this Form 8-K are the property of their respective owners.

The investor presentation shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 7.01, as well as Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.

Item 8.01 Other Events.

On February 9, 2022, the Company entered into a non-binding letter of intent (the “Letter of Intent”) with Electrum Partners, LLC, a limited liability company (“Electrum”). Under the terms of the Letter of Intent, the Company would acquire certain assets (the “Assets”) of Electrum for an aggregate payment at closing and thereafter of a purchase price that will be mutually agreed by the parties based on an independent valuation of the purchased Assets. A copy of the Letter of Intent is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

The Letter of Intent reflects the present intentions of the parties. Completion of the transaction is subject to, among other matters, the completion of due diligence, the negotiation of a definitive agreement providing for the transaction, satisfaction of the conditions negotiated therein and approval of the transaction in accordance with Electrum’s membership agreement and all applicable state and federal law. Accordingly, there can be no assurance that a definitive agreement will be entered into or that the proposed transaction will be consummated. When any such agreement is reached the Company will file notice of such agreement or facts with the Securities and Exchange Commission on Form 8-K.

The statements in this Current Report on Form 8-K include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “strives,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Actual results may differ materially from those contemplated by such forward-looking statements, including as a result of those factors set forth in the Risk Factors section of the Company’s most recent Annual Report on Form 10-K. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

Item 9.01. Financial Statement and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Investor Presentation dated February 14, 2022
99.2	Letter of Intent with Electrum Partners, LLC dated February 9, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDOOR HARVEST CORP.

/s/ Leslie Bocskor
Leslie Bocskor
Chief Executive Officer

Date: February 14, 2022